UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 27, 2016

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-11783	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2016, ACNB Corporation (the “Corporation”) and, its wholly-owned subsidiary, ACNB Bank (the “Bank”) entered into amendments to the employment agreements of James P. Helt, Lynda L. Glass and David W. Cathell (the “Employment Agreement Amendments”).

The Employment Agreement Amendments amend and update the employment agreements of the executives to reflect their current titles and duties and revise the sections relating to termination for “Good Reason”, as defined in the respective agreements, to conform with the Internal Revenue Code and the current rules and regulations of the Internal Revenue Service. In addition, Ms. Glass’s Employment Agreement Amendment amends the terms and conditions under the noncompetition section of her employment agreement.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to each executive’s Employment Agreement Amendment, which are filed as Exhibits 99.1, 99.2 and 99.3 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 9.01                                  Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	First Amendment to Employment Agreement by and between ACNB Corporation, ACNB Bank and James P. Helt dated as of December 27, 2016.

99.2	First Amendment to the Amended and Restated Employment Agreement by and between ACNB Corporation, ACNB Bank and Lynda L. Glass dated as of December 27, 2016.

99.3	First Amendment to Employment Agreement by and between ACNB Corporation, ACNB Bank and David W. Cathell dated as of December 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: December 28, 2016	/s/ Lynda L. Glass
Lynda L. Glass
Executive Vice President/
Secretary & Chief Governance Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	First Amendment to Employment Agreement by and between ACNB Corporation, ACNB Bank and James P. Helt dated as of December 27, 2016.

99.2	First Amendment to the Amended and Restated Employment Agreement by and between ACNB Corporation, ACNB Bank and Lynda L. Glass dated as of December 27, 2016.

99.3	First Amendment to Employment Agreement by and between ACNB Corporation, ACNB Bank and David W. Cathell dated as of December 27, 2016.